       As filed with the Securities and Exchange Commission on May 8, 1998

                                                    Registration No. *333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                    HEALTHDYNE INFORMATION ENTERPRISES, INC.
             (Exact name of registrant as specified in its charter)

                Georgia                                     58-2112366
     (State or other jurisdiction of                     (I.R.S. Employer
      incorporation or organization)                    Identification No.)

1850 Parkway Place, Suite 1100, Marietta, GA                   30067
  (Address of principal executive offices)                   (Zip Code)

                    HEALTHDYNE INFORMATION ENTERPRISES, INC.
                         RESTATED STOCK OPTION PLAN TWO
                            (Full title of the plan)

                                Joseph G. Bleser
              Executive Vice President and Chief Financial Officer
                    Healthdyne Information Enterprises, Inc.
                         1850 Parkway Place, Suite 1100
                             Marietta, Georgia 30067
                     (Name and address of agent for service)

                                 (770) 423-8450
          (Telephone number, including area code, of agent for service)

        The Commission is requested to mail signed copies of all orders, notices and communications to:

                            PATRICIA A. WILSON, ESQ.
                              TROUTMAN SANDERS LLP
                     600 PEACHTREE STREET, N.E., SUITE 5200
                           ATLANTA, GEORGIA 30308-2216
                                 (404) 885-3242

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                                       CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------
                                                  Proposed maximum          Proposed maximum         Amount of
  Title of securities        Amount to be          offering price               aggregate          registration
   to be registered         registered (1)          per share (2)          offering price (2)           fee
-----------------------------------------------------------------------------------------------------------------

Common Stock, $.01 par
value per share,
together with
associated preferred
stock purchase rights        89,783 shares              $3.54                   $317,832                $94
-----------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, includes an indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions as provided in the Healthdyne Information Enterprises, Inc. Restated Stock Option Plan Two.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended, on the basis of the average of the high and low prices of the Common Stock on May 1, 1998 as reported on the Nasdaq National Market.

================================================================================
* As permitted by Rule 429 under the Securities Act of 1933, as amended, the prospectus related to this Registration Statement also covers securities registered under Registration Statement No. 333-08279 on Form S-8.

                                EXPLANATORY NOTE

         This Registration Statement on Form S-8 is being filed to register 89,783 additional shares of the common stock, par value $.01 per share, together with associated preferred stock purchase rights (the "Common Stock"), of Healthdyne Information Enterprises, Inc. (the "Company") which have been reserved for issuance under the Company's Restated Stock Option Plan Two (the "Plan"). A total of 930,000 shares of the Common Stock reserved under the Plan have previously been registered on a Registration Statement on Form S-8 (Registration No. 333-08279, filed on July 17, 1996) (the "Original Form S-8"). Pursuant to and as permitted by General Instruction E to Form S-8, the contents of the Original Form S-8 are hereby incorporated by reference herein, and the opinions and consents listed at Item 8 below are annexed hereto.

Item 8.           Exhibits.

         The following exhibits are filed as part of this Registration
Statement:

         Exhibit
         Number   Description
         -------  -----------
         5        Opinion of Troutman Sanders LLP.

         23.1     Consent of Troutman Sanders LLP (contained in opinion filed as
                  Exhibit 5).

         23.2     Consent of KPMG Peat Marwick LLP.

         24       Powers of Attorney (contained on page II-3 hereof).

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Atlanta, State of Georgia, on May 8, 1998.

                       HEALTHDYNE INFORMATION ENTERPRISES, INC.
                       (Registrant)

                       By:      /s/ Joseph G. Bleser
                          ------------------------------------------------------
                       Name:  Joseph G. Bleser
                       Title: Executive Vice President, Chief Financial Officer,
                              Secretary and Treasurer

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Robert I. Murrie and Joseph G. Bleser, and each of them acting individually, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, and each of them acting individually, full power and authority to do and to perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them acting individually, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                               TITLE                                                       DATE
---------                               -----                                                       ----
/s/ Parker H. Petit                     Chairman of the Board of Directors                      May 8, 1998
---------------------------------
Parker H. Petit

/s/ Robert I. Murrie                    Director, President and Chief Executive Officer         May 8, 1998
---------------------------------       (Principal Executive Officer)
Robert I. Murrie

SIGNATURE                               TITLE                                                       DATE
---------                               -----                                                       ----
/s/ Joseph G. Bleser                    Director, Executive Vice President-Finance,             May 8, 1998
---------------------------------       Chief Financial Officer, Treasurer and Secretary
Joseph G. Bleser                        (Principal Financial Officer)

/s/ Cheryl N. Blanco                    Vice President - Controller, Chief Accounting           May 8, 1998
---------------------------------       Officer, Assistant Treasurer and Assistant
Cheryl N. Blanco                        Secretary (Principal Accounting Officer)

/s/ J. Terry Dewberry                   Director                                                May 8, 1998
---------------------------------
J. Terry Dewberry

/s/ William J. Gresham, Jr.             Director                                                May 8, 1998
---------------------------------
William J. Gresham, Jr.

/s/ Charles R. Hatcher, Jr.             Director                                                May 6, 1998
---------------------------------
Charles R. Hatcher, Jr.

/s/ John W. Lawless                     Director                                                May 4, 1998
---------------------------------
John W. Lawless

/s/ Carl E. Sanders                     Director                                                May 8, 1998
---------------------------------
Carl E. Sanders

/s/ Donald W. Weber                     Director                                                May 8, 1998
---------------------------------
Donald W. Weber

                                  EXHIBIT INDEX

         Exhibit
         Number   Description
         -------  -----------
         5        Opinion of Troutman Sanders LLP.

         23.1     Consent of Troutman Sanders LLP (contained in opinion filed as
                  Exhibit 5).

         23.2     Consent of KPMG Peat Marwick LLP.

         24       Powers of Attorney (contained on page II-3 hereof).